SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2006

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	000-5142	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue, 20th Floor New York, NY (Address of principal executive offices)	10171 (Zip code)

Registrant’s telephone number, including area code: (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 18, 2006, the shareholders of Genco Shipping & Trading Limited (the “Company”) approved two amendments to the Company’s Amended and Restated Certificate of Incorporation as follows:

•	Section M was added to eliminate the liability of the Company’s directors for any breach of duty to the greatest extent permitted under Section 28 of the Marshall Islands Business Corporations Act.

•	Section H(a) was amended to permit the Board of Directors to designate the class of a director who is appointed to a vacancy created by the Board of Director’s increase of the number of directors.

Further details regarding the foregoing amendments can be found in the definitive proxy statement filed by the Company on April 21, 2006. The preceding is qualified in its entirety by reference to the Articles of Amendment of the Company’s Amended and Restated Certificate of Incorporation, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

ITEM 9. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.    Description

3.1         Articles of Amendment of Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            GENCO SHIPPING & TRADING LIMITED
/s/ John C. Wobensmith John C. Wobensmith
Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)

DATE: May 22, 2006

Exhibit Index

Exhibit No.    Description

3.1          Articles of Amendment of Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited.